FIDELITY FEDERAL BANCORP
                     EARNINGS PER SHARE COMPUTATION
                               EXHIBIT 11



Fiscal years ending June 30                       1996           1995           1994
- ---------------------------------------------------------------------------------------
Primary:

Net income                                     $3,234,909     $3,061,141     $1,582,512
                                               ========================================

Average common shares outstanding               2,453,275      2,360,586      2,338,600
Common stock equivalents - stock options           51,359         47,618         30,561
Common stock equivalents - warrants               271,513         90,688
                                               ----------------------------------------

   Total average common and common
    equivalent shares outstanding               2,776,147      2,498,891      2,369,161
                                               ========================================

Primary earnings per share                     $     1.17     $     1.23     $     0.67
                                               ========================================



Fully Diluted:

Net income                                     $3,234,909     $3,061,141     $1,582,512
                                               ========================================

Average common shares outstanding               2,453,275      2,360,586      2,338,600
Common stock equivalents - stock options           51,359         69,589         30,561
Common stock equivalents - warrants               271,513        204,256
                                               ----------------------------------------

   Total average common and common
    equivalent shares outstanding               2,776,147      2,634,431      2,369,161
                                               ========================================

Fully diluted earnings per share               $     1.17     $     1.16     $     0.67
                                               ========================================